Exhibit 10.2

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made and entered into as of July 12, 2017, by and among PhotoMedex, Inc., a Nevada corporation, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd., a private limited company limited by shares incorporated under the laws of England and Wales, Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel (each, a “PHMD Party”), and ICTV Holdings, Inc., a Nevada corporation (“ICTV”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Release Agreement (as defined below).

RECITALS

A.          The PHMD Parties and ICTV have entered into Termination and Release Agreement, dated on or about the date hereof (the “Release Agreement”), whereby the Parties agreed to terminate that certain Asset Purchase Agreement among the Parties, dated January 23, 2017 (the “Purchase Agreement”) and release each other from certain liabilities arising under the Purchase Agreement among others.

B.          As partial consideration for the releases provided by ICTV to the PHMD Parties as contained in the Release Agreement, the PHMD Parties are required to sell, assign, transfer, convey and deliver to ICTV a deposit in the amount of Two Hundred Ten Thousand Dollars ($210,000) held by Sigmatron International, Inc. (“Sigmatron”) pursuant to an arrangement between one or more of the PHMD Parties and Sigmatron.

C.          The execution and delivery of this Bill of Sale is a condition concurrent to the transactions contemplated by the Release Agreement, which transactions are occurring on the date hereof.

AGREEMENT

NOW, THEREFORE, pursuant to and in accordance with the terms and provisions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Transfer of Deposit. Each PHMD Party does hereby sell, assign, transfer and deliver to ICTV, and ICTV does hereby purchase and accept from such PHMD Party, all of the right, title and interest, legal or equitable, of each such PHMD Party in and to the Deposit.

2.          Further Assurances. Each PHMD Party hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, all such further acts, assignments, transfers, assurances, conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully the transfer and conveyance of all of the Deposit intended to be transferred and conveyed to ICTV hereunder.

3.          Power of Attorney. Each PHMD Party hereby constitutes and appoints ICTV, its successors and assigns, as such PHMD Party’s true and lawful attorney, with full power of substitution, in such PHMD Party’s name and stead, but on behalf and for the benefit of ICTV, its successors and assigns, to demand and receive any and all of the Deposit, and to execute and deliver receipts, releases and such other instruments or documents as ICTV may reasonably deem necessary or appropriate in connection with the demand and receipt of the same, and any part thereof, and from time to time to institute and prosecute in such PHMD Party’s name, or otherwise, for the benefit of ICTV, its successors and assigns, any and all proceedings at law, in equity or otherwise, which ICTV, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Deposit or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relating to the Deposit which ICTV, its successors or assigns shall deem desirable. Each PHMD Party hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by such PHMD Party or by its dissolution or in any manner or for any reason whatsoever.

4.          Exclusivity. Nothing contained herein, express or implied, shall be construed, nor is intended, to confer upon any person, firm or entity other than ICTV, its successors and assigns, any remedy or claim under or by reason of this Bill of Sale or any term, covenant and condition thereof, and such terms, covenants and conditions shall be for the exclusive benefit of ICTV, its successors and assigns.

5.          Amendments. No provision of this Bill of Sale may be amended, modified or waived except by written agreement duly executed by each of the Parties hereto.

6.          Successors and Assigns. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns.

7.          Governing Law. This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made in that state, without giving effect to the conflict of laws principles thereof.

8.          Counterparts; Delivery by Electronic Transmission. This Bill of Sale may be executed simultaneously in counterparts (including by means of facsimile or portable document format (pdf) signature pages), any one of which need not contain the signatures of more than one party hereto, but all such counterparts taken together shall constitute one and the same instrument. This Bill of Sale, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other party shall re-execute original forms hereof and deliver them to the other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format (pdf) to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format (pdf) as a defense to the formation of a contract, and each such party forever waives any such defense.

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IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed and delivered on the date first above written.

PHMD PARTYS:

PhotoMedex, Inc.

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: CEO

Radiancy, Inc.

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: CEO

PhotoTherapeutics Ltd.

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Director

Radiancy (Israel) Limited

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Director

ICTV:

ICTV Holdings, Inc.

By:	/s/ Richard Ransom
Name: Richard Ransom
Title: President